RESTATED AND AMENDED
                            ARTICLES OF INCORPORATION

                                       OF

                              FRANKS' EXPRESS, INC.


                                   ARTICLE I

                                      NAME

     The name of the corporation is:

                              Franks' Express, Inc.


                                   ARTICLE II

                               PERIOD OF DURATION

     The corporation shall have perpetual duration. The corporate existence began on May 17, 1991.

     Each reference to the Colorado Business Corporation Act in these Articles means the Colorado Business Corporation Act of 1993 as it may be amended from time to time during the corporate existence, unless otherwise stated.


                                  ARTICLE III

                                     PURPOSE

     The purpose for which the corporation is organized shall be the transaction of any lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.


                                   ARTICLE IV

                               AUTHORIZED CAPITAL

     The aggregate number of shares which the corporation has authority to issue is 110,000,000. The authorized shares consist of 100,000,000 shares of common stock with a par value of $.0001 per share, such class being designated "common stock," and 10,000,000 shares of preferred stock with a par value of $.0001 per share, such class being designated "preferred stock." The preferences, limitations, and relative rights of the common stock and the preferred stock are as stated in this Article.

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                                  Common Stock
                                  ------------

     Dividends. Dividends may be paid upon the common stock to the extent and in the manner permitted by law, as and when declared by the board of directors, except that so long as any share of preferred stock is outstanding the corporation shall not pay any dividend on the common stock (other than a dividend payable only in shares of capital stock of the corporation), make any other distribution on any outstanding share of common stock, or redeem, purchase or otherwise acquire any outstanding share of common stock if at the time of making such payment, distribution, redemption, purchase or acquisition the corporation is in default with respect to either any dividend payable on any share of preferred stock or any obligation to redeem or purchase any share of preferred stock. Dividends may be paid upon the common stock in shares of any one or more series of preferred stock.

     Distribution in Liquidation. Upon the liquidation, dissolution, or winding up of the corporation, after paying or adequately providing for the payment of all of its obligations and for the preferential distribution to the holders of any shares of preferred stock then outstanding, the corporation shall distribute the remainder of its assets, either in cash or in kind, pro rata to the holders of the common stock.

     Voting Rights; Denial of Cumulative Voting. Each outstanding share of common stock shall be entitled to one vote and each outstanding fractional share of common stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors.

                                 Preferred Stock
                                 ---------------

     Issuance in Series. The board of directors is authorized to divide the preferred stock into series by setting the number of shares initially constituting the series and the distinctive designation of that series (notwithstanding the setting of the number of shares constituting a particular series upon the initiation of each series, the board of directors may from time to time authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series) and, within the limitations prescribed by law and those set forth in these Articles, to fix and determine the relative rights and preferences of the shares of any series of preferred stock with respect to:

     (a) The rate of dividend, if any, on the shares of the series, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;



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     (b)  Whether  the  shares of the  series may be  redeemed  and,  if so, the redemption price and the terms and conditions of redemption;

     (c) The amount payable upon the shares of the series in the event of involuntary liquidation;

     (d) The amount payable upon the shares of the series in the event of voluntary liquidation;

     (e) Sinking fund or other provisions, if any, for the redemption or purchase of shares of the series;

     (f) The terms and conditions on which the shares of the series may be converted, if the shares of the series are issued with the privilege of conversion; and

     (g) Voting powers, if any.

All shares of preferred stock shall be identical except as otherwise provided in this Article or in the resolutions of the board of directors fixing and determining the relative rights and preferences of the one or more series of preferred stock, but all shares of each series shall be identical.

     Redemption and Conversion. Any share of any series of preferred stock which has been redeemed (whether through the operation of a sinking fund or otherwise) or converted shall have the status of an authorized and unissued share of preferred stock and may be reissued as a part of the series of which it was originally a part or may be reissued as a part of another series of preferred stock established by the board of directors.

     Preferential Distribution in Liquidation. Upon the liquidation, dissolution, or winding up of the corporation, the holders of the preferred stock then outstanding shall be entitled to receive the respective amounts per share fixed by the board of directors for the various series before any of the assets of the corporation are distributed to the holders of the common stock. If the assets of the corporation distributable to the holders of the preferred stock have a value which is less than the full amount so fixed for the various series, such assets shall be distributed among the holders of the various series of preferred stock in accordance with any preferences among the series that may have been established by the board of directors or, to the extent that no such preferences shall have been established, pro rata among the holders of all of the series of preferred stock. After distribution of the preferential amounts


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required  to  be  distributed  to  the  holders  of  the  preferred  stock  then outstanding, the holders of the common stock shall be entitled, to the exclusion of the holders of the preferred stock, to share in all remaining assets of the corporation. For the purposes of this Article and any statement filed pursuant to law setting forth the designation, relative rights and preferences of any series of preferred stock, the voluntary sale, lease, exchange, or transfer (for cash, securities, or other consideration) of all or substantially all of the assets of the corporation to any transferee, or its consolidation or merger with any other corporation or corporations, shall not be deemed to be a liquidation, dissolution, or winding up of the corporation.

                                   ARTICLE IV

                                     VOTING

     Denial of Preemptive Rights. No shareholder shall have any preemptive or preferential right to acquire any shares or other securities of the corporation, including shares or securities held in the treasury of the corporation and securities either convertible into or carrying rights to subscribe to or acquire shares or other securities of the corporation.

     Quorum of Shareholders. A quorum at any meeting of shareholders for the purpose of each matter to be voted upon shall consist of the holders of a majority of the shares entitled to vote upon the matter, represented in person or by proxy.

     Regular Shareholder Vote. At any meeting of shareholders at which a quorum exists for the purpose of any matter to be voted upon, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter shall be the act of the shareholders unless a greater affirmative vote is required by the Colorado Business Corporation Act or another provision of these Articles.

     Shareholder Voting on Extraordinary Corporate Actions. An affirmative vote of a majority of all shares entitled to vote shall be required to (a) adopt any proposed amendment to these Articles, (b) authorize the corporation to lend money to, guarantee the obligations of and otherwise assist the directors of the corporation or the directors of any other corporation in which the majority of the voting capital stock is owned by the corporation, (c) approve any plan of merger or consolidation of the corporation with one or more other corporations, (except no vote of the shareholders of this corporation shall be required if no

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vote is required by the Colorado  Business  Corporation Act with respect to such merger or consolidation) or any plan of exchange under which the shares of the corporation would be acquired, (d) authorize the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of its business (including the granting of consent to the disposition of substantially all of the property and assets of an entity controlled by the corporation), or (e) adopt a resolution
either  to  dissolve  the  corporation  or  to  revoke   voluntary   dissolution
proceedings.

     Unequal Voting Rights. If unequal voting rights exist between two or more classes or series of shares entitled to vote on any matter, each reference in these Articles to a stated portion of the shares entitled to vote on the matter, without reference to a single class or series, shall mean shares entitled to vote, regardless of class or series, which cumulatively represent the same portion of the total number of votes entitled to be cast on the matter.

                                   ARTICLE V

                       REGISTERED OFFICE, REGISTERED AGENT
                              AND PRINCIPAL OFFICE

     Registered Office. The street address of the initial registered office of the corporation is 2903 South Uinta Street, Denver, Colorado 80017.

     Registered Agent. The name of the current registered agent at the registered office of the corporation is Charles Burton. A separate written consent of the initial registered agent to the appointment as registered agent has previously been delivered for filing with the Colorado Secretary of State.

     Principal Office. The address of the principal office of the corporation is 12146 East Amherst Circle, Aurora, Colorado 80014.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

     Management. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors. The number of directors constituting the full board of directors shall be established from time to time in the bylaws of the corporation.

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     Directors.  The  number of  directors  constituting  the  current  board of directors is three. The names and addresses of the persons who are currently serving as directors until the next annual meeting of shareholders or until their successors are elected and qualified are:

         Name                                       Address
         ----                                       -------

     Sandra S. Steinberg                  12146 East Amherst Circle
                                          Aurora, Colorado  80014

     Charles Burton                       2903 South Uinta Street
                                          Denver, Colorado  80231

     Roger D. Jones                       1519 South Telluride Street
                                          Aurora, Colorado  80017


                                  ARTICLE VII

                             LIMITATION OF LIABILITY

     No director of the corporation shall have any liability to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted under the Colorado Business Corporation Act. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director with respect of any act or omission occurring prior to such repeal or modification.


                                  ARTICLE VIII

                               RIGHT OF DIRECTORS
                          TO CONTRACT WITH CORPORATION

     It being the express purpose and intent of this Article to permit the corporation to buy from, sell to, or otherwise deal with other corporations, firms, associations, or entities of which any or all of the directors of the corporation may be directors, officers, or members or in which any or all of them may have pecuniary interests, no contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely

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because of such  relationship  or interest or solely  because such directors are present at the meeting of the board of directors or a committee of the board which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     1. The material facts of such relationship or interest are disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent of a majority of disinterested directors without counting the votes or consents of such interested directors;

     2. The material facts of such relationship or interest are disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     3. The contract or transaction is fair and reasonable to the corporation.

Furthermore, common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee of the board which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE IX

                                 INDEMNIFICATION

     The corporation shall indemnify to the fullest extent permitted by applicable law in effect from time to time, any person (and that person's estate and personal representative) who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or while a director of the corporation is or was serving at its request as a director, officer, partner, trustee, employee, or agent of, or in any similar managerial or fiduciary position of, another foreign or domestic corporation or any individual, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan. The corporation shall also indemnify any person who is serving or has served the corporation as a director, officer, employee, fiduciary, or agent (and that person's estate and personal representative) to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.



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